Exhibit 21.1

DuPont de Nemours, Inc.

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of DuPont de Nemours, Inc.

Name	Organized Under Laws of
Registrant - DuPont de Nemours, Inc.	United States
3313045 Nova Scotia Company	Canada
Apollo Medical Extrusion Technologies, Inc.	United States
DDP Speciality Products India Private Limited	India
DDP Specialty Electronic Materials US 9, LLC	United States
DDP Specialty Electronic Materials US, LLC	United States
DDP Specialty Products Japan K.K.	Japan
Desalitech Inc.	United States
Donatelle Plastics, LLC	United States
DSP S.A.S.	France
Du Pont China Limited	Hong Kong
Du Pont de Nemours (Belgium) BV	Belgium
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont (China) Research & Development and Management Co., Ltd.	China
DuPont (Shenzhen) Investment Co., Ltd	China
Dupont (Zhangjiagang) Company Ltd	China
DuPont Acquisition (Luxembourg) S.à r.l.	Luxembourg
DuPont De Nemours (Luxembourg) S.à r.l.	Luxembourg
DuPont de Nemours International Sàrl	Switzerland
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont Diversified Industrials Canada Company	Canada
DuPont Diversified Industrials Hong Kong Limited	Hong Kong
DuPont Industrials, Inc.	United States
DuPont Industrials Korea Ltd.	Korea
DuPont International (Luxembourg) S.à r.l	Luxembourg
DuPont Japan Kabushiki Kaisha	Japan
DuPont Materials Technology (Shanghai) Co., Ltd.	China
DuPont Safety & Construction, Inc.	United States
DuPont Services Company Sàrl	Switzerland
DuPont SP Services Sàrl	Switzerland
DuPont Specialty Materials (Shanghai) Co., Ltd.	China
DuPont Specialty Products GmbH & Co. KG	Germany
DUPONT SPECIALTY PRODUCTS INDIA PRIVATE LIMITED	India
DuPont Specialty Products Korea Ltd.	Korea
DuPont Specialty Products Limited	Saudi Arabia
DuPont Specialty Products Operations Sàrl	Switzerland
DuPont Specialty Products USA, LLC	United States
DuPont Styro Corporation	Japan
DuPont Toray Specialty Materials Kabushiki Kaisha	Japan
Fermatex Vascular Technologies, LLC	United States
Film Tec Water Japan Kabushiki Kaisha	Japan
FilmTec Corporation	United States
FilmTec Water Hong Kong Limited	Hong Kong
FilmTec Water Korea Ltd.	Korea

FilmTec Water Netherlands Holding B.V.	Netherlands
FILMTEC WATER SINGAPORE PTE. LTD.	Singapore
FilmTec Water Switzerland GmbH	Switzerland
FilmTec Water USA, LLC	United States
Inge GmbH	Germany
Kelcourt Plastics, Inc.	United States
Multibase S.A.	France
Multibase, Inc.	United States
Novus Industrials SpinCo 1, Inc.	United States
Peak Spain S.L.U.	Spain
Performance Specialty Products Do Brasil	Brazil
PERFORMANCE SPECIALTY PRODUCTS (SINGAPORE) PTE. LTD.	Singapore
Performance Specialty Products Ibérica, S.L.U.	Spain
PPC Industries Inc.	United States
Precision Extrusion, Inc.	United States
PRODUCTOS ESPECIALIZADOS DE MEXICO DDM	Mexico
SP EMEA Holding 1 B.V.	Netherlands
Specialty Electronic Materials Comércio De Produtos Químicos Do Brasil Ltda	Brazil
Specialty Electronic Materials Italy S.R.L.	Italy
Specialty Electronic Materials Netherlands B.V.	Netherlands
Specialty Electronic Materials Switzerland GmbH	Switzerland
Spectrum Plastic Group Operaciones, S. de R.L. de C.V.	Mexico
Spectrum Plastics Group, Inc.	United States
Zhejiang OMEX Environmental Engineering Co., Ltd	China

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

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